CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Catalyst Funds. Such reference is included in the Statement of Additional Information of the Compass EMP Conservative to Moderate Fund (the “Conservative to Moderate Fund”) and the Compass EMP Long-Term Growth Fund (the “Long-Term Growth Fund”) under “Independent Registered Public Accounting Firm”.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

December 26, 2008